UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2026

METAVIA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37809	47-2389984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Concord Avenue, Suite 210 Cambridge, Massachusetts (Address of principal executive offices)		02138 (Zip Code)

(857) 702-9600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MTVA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 15, 2026, MetaVia Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Underwriter”), pursuant to which the Company issued and sold, in an underwritten public offering by the Company (the “Public Offering”), (i) 614,840 Class A Units (the “Class A Units”), with each Class A Unit consisting of (A) one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (B) 1.5 Series C Common Warrants to purchase 1.5 shares of Common Stock (the “Series C Common Warrants”), and (C) 1.5 Series D Common Warrants to purchase 1.5 shares of Common Stock, at a price of $3.10 per Class A Unit, and (ii) 1,998,704 Class B Units (the “Class B Units”), with each Class B Unit consisting of (A) one pre-funded warrant (the “Pre-Funded Warrants” and, together with the Series C Common Warrants and the Series D Common Warrants, the “Warrants”) to purchase one share of Common Stock, in lieu of shares of Common Stock, (B) 1.5 Series C Common Warrants, and (C) 1.5 Series D Common Warrants, at a purchase price of $3.099 per Class B Unit.

Each Pre-Funded Warrant has an exercise price of $0.001 per share and is immediately exercisable and will expire when exercised in full. Under the terms of the Pre-Funded Warrants, the Company may not affect the exercise of any such Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant, if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates, other persons acting or who could be deemed to be acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of Common Stock would or could be aggregated with the holder’s or any of the holder’s affiliates for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) would exceed 4.99% (or, upon election by a holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise (the “Beneficial Ownership Limitation”), as such percentage ownership is calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Securities and Exchange Commission (the “Commission”). A holder may increase or decrease the Beneficial Ownership Limitation to a higher or lower percentage (not to exceed 9.99%), effective 61 days after written notice to the Company. Any such increase or decrease will apply only to that holder and not to any other holder of the Pre-Funded Warrants.

Each Series C Common Warrant has an exercise price of $3.10 per whole share of Common Stock, subject to certain adjustments. The Series C Common Warrants are immediately exercisable and will expire on the five-year anniversary of January 16, 2026. However, under the Series C Common Warrant, the Company may not affect the exercise of any Series C Common Warrant, and a holder will not be entitled to exercise any portion of any Series C Common Warrant, which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates) to exceed the Beneficial Ownership Limitation. A holder may increase or decrease the Beneficial Ownership Limitation to a higher or lower percentage (not to exceed 9.99%), upon at least 61 days’ prior notice from the holder to the Company. Generally, the Series C Common Warrants may only be exercised through a cash exercise, however, the holder may elect to exercise the Series C Common Warrant through a cashless exercise if at the time of exercise thereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of, the Common Stock to the holder.

Each Series D Common Warrant has an exercise price of $3.10 per whole share of Common Stock, subject to certain adjustments. The Series D Common Warrants are immediately exercisable and will expire on the two-year anniversary of January 16, 2026. However, under the Series D Common Warrant, the Company may not affect the exercise of any Series D Common Warrant, and a holder will not be entitled to exercise any portion of any Series D Common Warrant, which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates) to exceed the Beneficial Ownership Limitation. A holder may increase or decrease the Beneficial Ownership Limitation to a higher or lower percentage (not to exceed 9.99%), upon at least 61 days’ prior notice from the holder to the Company. Generally, the Series D Common Warrants may only be exercised through a cash exercise, however, the holder may elect to exercise the Series D Common Warrant through a cashless exercise if at the time of exercise thereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of, the Common Stock to the holder. The Series D Common Warrants are callable at the Company’s option following the release of a positive data readout for its Phase 1b Part III clinical trial for DA-1726 via a widely disseminated press release, subject to satisfaction of certain conditions including that the average trading price of the stock exceeds $4.65 per share for 20 consecutive trading days and a minimum daily trading volume threshold.

Pursuant to the Underwriting Agreement, the Company granted the Underwriter a 45-day option (the “Over-Allotment Option”) to purchase up to 392,030 additional shares of Common Stock and up to 588,045 additional Series C Common Warrants and 588,045 additional Series D Common Warrants, solely to cover over-allotments. The Over-Allotment Option was exercised in full on January 16, 2026.

The securities were offered by the Company pursuant to the registration statement on Form S-1 (File No. 333-292581) and the preliminary prospectus contained therein, which was initially filed with the Commission on January 5, 2026, and declared effective by the Commission on January 15, 2026 including the registration statement on Form S-1MEF (File No. 333-292743) filed on January 15, 2026 (collectively, the “Registration Statement”). A final prospectus relating to the Public Offering was filed with the Commission on January 16, 2026.

On January 16, 2026, the Public Offering closed, and the Company issued and sold (i) 1,006,870 Class A Units (which includes 392,030 shares of Common Stock, 588,045 Series C Common Warrants and 588,045 Series D Common Warrants sold pursuant to the exercise of the Over-Allotment Option) and (ii) 1,998,704 Class B Units, pursuant to the Registration Statement and the Underwriting Agreement. The net proceeds to the Company, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, were approximately $7.7 million. The Company intends to use the net proceeds from the Public Offering for working capital and general corporate purposes, including to continue the clinical development of DA-1726 for the treatment of obesity.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, the Company and its executive officers and directors have entered into agreements providing that the Company and each of these persons may not, without the prior written approval of the Underwriter, subject to limited exceptions, offer, sell, transfer or otherwise dispose of the Company’s securities until 75 days following the closing of the Public Offering.

On January 16, 2026, the Company entered into a warrant agency agreement with the Company’s transfer agent, Equiniti Trust Company, LLC, which will act as warrant agent for the Company in connection with the Warrants issued and sold in the Public Offering (the “Warrant Agency Agreement”).

The foregoing summaries of the Underwriting Agreement, Warrants, and Warrant Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 1.1, 4.1, 4.2, 4.3, and 4.4, respectively, to this Current Report on Form 8-K (this “Current Report”), which are incorporated herein by reference. The Underwriting Agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms but is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement as of specific dates indicated therein, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

Item 8.01	Other Events.

On January 15, 2026, the Company issued a press release regarding the pricing of the Public Offering, and on January 16, 2026, the Company issued a press release regarding the closing of the Public Offering. Copies of such press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains “forward-looking” statements within the meaning of the Securities Act, the Exchange Act, and of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the expected net proceeds of the Public Offering, the anticipated use of net proceeds of the Public Offering and satisfaction of the closing conditions of the Public Offering. Statements including words such as “believe,” “plan,” “continue,” “expect,” “will be,” “develop,” “signal,” “potential,” “anticipate” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause the Company’s results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the Company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties disclosed in its Registration Statement. Forward-looking statements in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description
1.1	Underwriting Agreement dated as of January 15, 2026, by and between MetaVia Inc. and Ladenburg Thalmann & Co. Inc.

4.1	Form of Pre-Funded Warrant.

4.2	Form of Series C Common Warrant.

4.3	Form of Series D Common Warrant.

4.4	Warrant Agency Agreement.

99.1	Company Press Release dated January 15, 2026.

99.2	Company Press Release dated January 16, 2026.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MetaVia Inc.

Date: January 16, 2026	By:	/s/ Hyung Heon Kim
Name: Hyung Heon Kim
Title: President and Chief Executive Officer